Exhibit 10.29

PROSPER MARKETPLACE, INC.

STOCK OPTION AGREEMENT

This Stock Option Agreement (the “Agreement”) between Prosper Marketplace, Inc. (the “Company”) and the individual identified below as the “Optionee” evidences the grant of a stock option under the Prosper Marketplace, Inc. 2015 Equity Incentive Plan (the “Plan”).  This Agreement is subject to the terms of the Plan.  To the extent that there is a conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall govern.

Name of Optionee (the “Optionee”)
No. of shares of Common Stock subject to this Option (“Option Shares”)
Exercise price per Share (“Exercise Price”)	$____
Grant Date
Vesting Commencement Date
Vesting Schedule	Subject to Section 4, the Option shall vest as follows: [To Be Determined At Time of Grant].
Type of Option	_____ Incentive Stock Option _____ Non-Qualified Stock Option

1.Definitions.  Capitalized terms not defined in this Agreement have the meaning provided in the Plan. In this Agreement, additional terms are defined as follows:

(a)“Agreement” means this Stock Option Agreement.

(b)“Cause” will have the meaning ascribed to such term in any written agreement between Optionee and the Company defining such term and, in the absence of such agreement, such term means, with respect to Optionee, the occurrence of any of the following events:  (i) Optionee’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (ii) Optionee’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (iii) Optionee’s material violation of any contract or agreement between Optionee and the Company or any fiduciary or statutory duty owed to the Company; (iv) Optionee’s unauthorized use or disclosure of the Company’s confidential information or trade secrets; or (v) Optionee’s gross misconduct. The determination that a termination of Optionee’s Continuous Service is either for Cause or without Cause will be made by the Administrator or the CEO, in that party’s sole discretion.  Any determination by the Company that the Continuous Service of Optionee was terminated with or without Cause for the purposes of this Award will have no effect upon any determination of the rights or obligations of the Company or Optionee for any other purpose.

(c)“CEO” means the chief executive officer of the Company.

(d)“Continuous Service” means that Optionee’s service with the Company or any Subsidiary or Parent of the Company, whether as an Employee, Director or Consultant, is not interrupted or terminated.  If the Optionee takes actions that would give the Company the right to terminate the Optionee’s relationship with the Company as a Service Provider for Cause, then the Optionee will not be deemed to be in Continuous Service following the date on which the Optionee takes such actions.   To the extent permitted by law, the Administrator or the CEO, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Administrator or the CEO, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, any Subsidiary or Parent.  Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in Option Shares only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to Optionee, or as otherwise required by law.

(e)“Date of Exercise” means the date on which the Company receives notice of and payment for the exercise, in whole or in part, of the Option pursuant to Section 6(a) of this Agreement.

(f)“Exercise Notice” means the form of Exercise Notice and Agreement attached to this Agreement as Schedule 1 or such other form as the Administrator designates to be used to exercise the Option.

(g)“Expiration Date” means the date that is ten (10) years after the Grant Date.

(h)“Public Offering” means a firm commitment public offering of the Common Stock pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission.

2.Grant of Option.  Pursuant to the Plan and subject to the terms of this Agreement, the Company grants to the Optionee, as of the Grant Date, the Option to purchase from the Company Shares in an amount equal to the number of Option Shares, exercisable at the Exercise Price.

3.Type of Option.  If designated above as a “Non-Qualified Stock Option,” the Option is not an incentive stock option under section 422 of the Code (an “ISO”) and shall be treated as a non-statutory stock option.  If designated above as an “Incentive Stock Option,” the option is intended to be an ISO; however, to the extent that the Option does not satisfy the requirements applicable to ISOs, the Option shall be treated as a non-statutory stock option.

4.Vesting; Exercise Period and Termination.

(a)Requirement of Vesting.  This Option may be exercised before termination to the extent that the Option has become vested.

(b)Vesting Schedule.  The Option Shares shall vest in one or more installments pursuant to the vesting schedule specified above.  The Option shall cease to vest immediately in the event that the Optionee ceases to provide Continuous Service.

(c)Termination of Option.  The Option, if not previously exercised, shall terminate on the Expiration Date (or, if earlier, in connection with a Corporate Transaction in accordance with the Plan), except that, if the Optionee ceases to provide Continuous Service while the Option is outstanding, the Option shall terminate on the date the Optionee’s Continuous Service terminates or, if later, immediately after the last day on which the Option is exercisable as set forth below:

i.If the Optionee’s Continuous Service terminates by reason of the Optionee’s death or disability (as defined in Section 422(c) of the Code), the Option may be exercised, to the extent vested on the date of such termination, by the Optionee, the Optionee’s legal representative or legatee for a period of 12 months from the date of death or disability or until the Expiration Date, if earlier.

ii.If the Optionee’s Continuous Service terminates for any reason other than death or disability, the Option may be exercised, to the extent vested on the date of termination, for a period of three (3) months from the date of termination or until the Expiration Date, if earlier; provided however, if the Optionee’s employment is terminated for Cause, (i) the Option shall terminate immediately upon the date of such termination and (ii) any Shares purchased under the Option for which the Company has not yet delivered the share certificates will be immediately and automatically forfeited and the Company will refund to the Optionee the exercise price paid for the Shares, if any.

(d)Non-transferability.  The Option is not transferable by the Optionee other than by will or by the laws of descent and distribution, and is exercisable, during the Optionee’s lifetime,

only by the Optionee, or, in the event of the Optionee’s disability, by the Optionee’s legal representative.

5.Adjustments.  The number of Option Shares as to which the Option has not been exercised, the Exercise Price, and the type of stock or other consideration to be received on exercise of the Option shall be subject to such adjustment pursuant to the Plan in the manner determined to be appropriate by the Administrator, in its sole discretion.  Any adjustment determined to be appropriate by the Administrator shall be conclusive and shall be binding on the Optionee.  In addition, in the event Optionee’s regular level of time commitment in the performance of Optionee’s services for the Company or any Subsidiary or Parent of the Company is reduced (for example, and without limitation, if Optionee is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee), the Administrator or the CEO has the right in that party’s sole discretion to (x) make a corresponding reduction in the number of Option Shares that are scheduled to vest after the date of such change in time commitment, and (y) in lieu of or in combination with such a reduction, extend the vesting schedule applicable to such Option Shares.

6.Exercise.

(a)Notice.  The Option shall be exercised, in whole or in part, by the delivery to the Company of written notice of such exercise, in such form as the Administrator may from time to time prescribe, accompanied by full payment of the Exercise Price with respect to that portion of the Option being exercised and payment of any applicable withholding in accordance with Section 6(c) below.  Unless the Administrator notifies the Optionee to the contrary, the form of Exercise Notice attached to this Agreement as Schedule 1 shall be used to exercise the Option. Optionee acknowledges that any Option Shares delivered to Optionee upon exercise of the Option shall be subject to, among other things, a right of first refusal in favor of the Company as set forth in the Notice of Exercise.

(b)Payment.  Payment of the Exercise Price and any applicable withholding shall be made by cash or check.  If the Common Stock is registered under Section 12 of the Exchange Act at the time the Option is exercised, then the Exercise Price may also be paid as follows:

i.in shares of Common Stock held by Optionee (or any other person or persons exercising the option) for the requisite period necessary to avoid a charge to the Company’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date; or

ii.to the extent the option is exercised for vested Option Shares, through a special sale and remittance procedure pursuant to which Optionee (or any other person or persons exercising the option) shall concurrently provide irrevocable instructions to a Company-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Company by reason of such exercise and to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

(c)Withholding.  The Optionee agrees to make appropriate arrangements with the Company (or the Parent or Subsidiary employing or retaining the Optionee) for the satisfaction of all Federal, state, local and foreign income and employment tax withholding requirements applicable to the Option exercise.  The Optionee acknowledges and agrees that the Company may refuse to honor the exercise and refuse to deliver the Shares if such withholding amounts are not delivered at the time of exercise.

(d)Notice of Disqualifying Disposition of an ISO.  If the Option granted to Optionee herein is an ISO, and if Optionee sells or otherwise disposes of any of the Option Shares acquired pursuant to the ISO on or before the later of (1) the date two years after the Grant Date, or (2) the date one year after the date of exercise, the Optionee shall immediately notify the Company in writing of such disposition. Optionee agrees that Optionee may be subject to income tax withholding by the Company on the compensation income recognized by the Optionee.

(e)Securities Laws Restrictions.  Unless the Option Shares are covered by an effective registration statement under the Securities Act at the time of exercise of the Option, the Option Shares shall constitute “restricted securities,” as such term is defined in Rule 144 of the Securities Act.  The Optionee acknowledges that (i) the Option Shares have not been registered under the Securities Act or the securities laws of any state, (ii) there may not exist a market for resale of the Option Shares, and (iii) such Option Shares may need to be held indefinitely unless the Option Shares are subsequently registered under the Securities Act or an exemption from registration is available.  The Company shall have no obligation to register the Option Shares under the Securities Act or otherwise.  In connection with any transfer of Option Shares, the Company may require the Optionee to provide to the Company at its expense an opinion of counsel, satisfactory to the Company, that such transfer is in compliance with all applicable federal and state securities laws (including, without limitation, the Securities Act).  Any attempted disposition of Option Shares not in accordance with the terms and conditions of this Section 6(d) shall be null and void, and the Company shall not reflect on its records any change in record ownership of any Option Shares as a result of any such disposition, shall otherwise refuse to recognize any such disposition and shall not in any way give effect to any such disposition of any Option Shares.

(f)Whole Shares.  The Optionee may exercise the Option only for whole shares of Common Stock.

7.Lock-Up Agreement.The Optionee hereby agrees that the Optionee will not, without the prior written consent of the managing underwriter of any Public Offering, during the period commencing on the date of the final prospectus relating to such Public Offering and ending on the date specified by the Company and the managing underwriter (such period not to exceed (i) one hundred eighty (l80) days (or in the case of an initial Public Offering for which the rules of the NASD or any other regulatory authority or stock exchange having jurisdiction over the securities of the Company are applicable, such longer period as the underwriters or the Company shall require in order to facilitate compliance with NASD Rule 2711 or other rule, as the case may be)) with respect to the Company’s initial Public Offering and (ii) ninety (90) days with respect to a Public Offering other than the initial Public Offering: (A) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Option Shares or (B) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Option Shares, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise.  The underwriters in connection with any Public Offering are intended third party beneficiaries of this Section 7 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.  The Optionee further agrees to execute such agreements as may be reasonably requested by the underwriters in any Public Offering that are consistent with this Section 7 or that are necessary to give further effect thereto.

In order to enforce the foregoing covenant, the Company may impose stop transfer instructions with respect to the Option Shares until the end of such period.

8.Rights as Stockholder.  The Optionee shall have no rights as a stockholder with respect to any shares of Common Stock subject to the Option until and unless a certificate or certificates representing such shares are issued to the Optionee pursuant to this Agreement and the Notice of Exercise.

9.No Guarantee of Continuing Service.  Neither the grant of the Option evidenced by this Agreement nor any term or provision of this Agreement shall constitute or be evidence of any understanding, express or implied, on the part of the Company to employ or retain the Optionee for any period.

10.Notices.  All notices, requests, consents and other communications shall be in writing and be deemed given when delivered personally, by facsimile transmission or when received if mailed by first class registered or certified mail, postage prepaid.  Notices to the Company or the Optionee shall be addressed as set forth underneath their signatures below, or to such other address or addresses as may have been furnished by such party in writing to the other.

11.Amendments.  This Agreement may not be orally amended, modified or terminated, nor shall any oral waiver of any of its terms be effective.  This Agreement may be amended, modified or terminated only by an agreement in writing signed by the Company and the Optionee.

12.

Representation of Optionee.  Optionee acknowledges that Optionee has received, read and understood the Plan and this Option Agreement and agrees that Optionee is bound by and subject to their respective terms and conditions.

Submitted by:Accepted by:

OPTIONEEPROSPER MARKETPLACE, INC.

SignatureBy

Print NamePrint Name

Title

Address:Address:

[Signature Page to Stock Option Agreement]

Exhibit 10.29

EXERCISE OF OPTION

SCHEDULE 1

PROSPER MARKETPLACE, INC.

2015 EQUITY INCENTIVE PLAN

EXERCISE NOTICE AND AGREEMENT

Prosper Marketplace, Inc.
221 Main Street, Suite 300

San Francisco, CA 94105

Attention: Chief Executive Officer

1.Exercise of Option.  Effective as of today, the undersigned (“Optionee”) hereby elects to exercise Optionee’s option (the “Option”) to purchase ________________ shares of the Common Stock (the “Shares”) of Prosper Marketplace, Inc. (the “Company”) under and pursuant to the Prosper Marketplace, Inc. 2015 Equity Incentive Plan (the “Plan”) and the Stock Option Agreement dated ______________, _____ (the “Option Agreement”).

2.Delivery of Payment.  Optionee herewith delivers to the Company a check in the amount of the full purchase price of the Shares, as set forth in the Option Agreement, plus any and all withholding taxes due in connection with the exercise of the Option.

3.Company’s Right of First Refusal. Before any Shares held by Optionee or any permitted transferee under this Section 3 (either being sometimes referred to herein as the “Holder”) may be sold or otherwise transferred (including transfer by gift or operation of law), the Company or its assignee(s) shall have a right of first refusal to purchase the Shares on the terms and conditions set forth in this Section 3 (the “Right of First Refusal”).

(a)Notice of Proposed Transfer.  The Holder of the Shares shall deliver to the Company a written notice (the “Notice”) stating: (i) the Holder’s bona fide intention to sell or otherwise transfer such Shares; (ii) the name of each proposed purchaser or other transferee (“Proposed Transferee”); (iii) the number of Shares to be transferred to each Proposed Transferee; and (iv) the bona fide cash price or other consideration for which the Holder proposes to transfer the Shares (the “Offered Price”), and the Holder shall offer the Shares at the Offered Price to the Company or its assignee(s).

(b)Opinion of Counsel.  At the Company’s request, the Holder of the Shares shall deliver to the Company an opinion of counsel reasonably satisfactory to the Company stating that the proposed sale or other transfer is in accordance with any applicable securities laws (the “Opinion”).

(c)Exercise of Right of First Refusal.  At any time within thirty (30) days after receipt of the later of the Notice or the Opinion, if requested by the Company, the Company and/or its assignee(s) may, by giving written notice to the Holder, elect to purchase all, but not less than all, of the Shares proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price determined in accordance with subsection (c) below.

(d)Purchase Price.  The purchase price (“Purchase Price”) for the Shares purchased by the Company or its assignee(s) under this Section 3 shall be the Offered Price.  If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board of Directors of the Company in good faith.

(e)Payment.  Payment of the Purchase Price shall be made, at the option of the Company or its assignee(s), in cash (by check), by cancellation of all or a portion of any outstanding indebtedness of the Holder to the Company (or, in the case of repurchase by an assignee, to the assignee), or by any combination thereof within thirty (30) days after receipt of the Notice or in the manner and at the times set forth in the Notice.

(f)Holder’s Right to Transfer.  If all of the Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s) as provided in this Section 3, then the Holder may sell or otherwise transfer such Shares to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other transfer is consummated within one hundred and twenty (120) days after the date of the Notice, that any such sale or other transfer is effected in accordance with any applicable securities laws and that the Proposed Transferee agrees in writing that the provisions of this Section 3, and the other terms and conditions of this Agreement, shall continue to apply to the Shares in the hands of such Proposed Transferee.  If the Shares described in the Notice are not transferred to the Proposed Transferee within such period, a new Notice shall be given to the Company, and the Company and/or its assignees shall again be offered the Right of First Refusal before any Shares held by the Holder may be sold or otherwise transferred.

(g)Exception for Certain Family Transfers.  Anything to the contrary contained in this Section 3 notwithstanding, the transfer of any or all of the Shares during the Optionee’s lifetime or on the Optionee’s death by will or intestacy to the Optionee’s immediate family or a trust for the benefit of the Optionee’s immediate family shall be exempt from the provisions of this Section 3.  “Immediate Family” as used herein shall mean spouse, lineal descendant or antecedent, father, mother, brother or sister.  In such case, the transferee or other recipient shall receive and hold the Shares so transferred subject to the provisions of this Section 3 and the other terms and conditions of this Agreement, and there shall be no further transfer of such Shares except in accordance with the terms of this Section 3.

(h)Termination of Right of First Refusal.  The Right of First Refusal shall terminate as to any Shares upon the earlier of (i) consummation of an initial Public Offering (as defined in the Option Agreement), or (ii) consummation of a Corporate Transaction (as defined in the Plan).

4.Tax Consultation.  Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.

5.Investment Representations.  In connection with the purchase of the above-listed Shares, the undersigned Optionee represents to the Company the following:

(a)Optionee is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares.  Optionee is acquiring these Securities for investment for Optionee’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act.

(b)Optionee acknowledges and understands that the Shares constitute “restricted securities” under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Optionee’s investment intent as expressed herein.  Optionee further understands that the Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available.  Optionee further acknowledges and understands that the Company is under no obligation to register the Shares. Optionee understands that the certificate evidencing the Shares shall be imprinted with any legend required under applicable state securities laws.

(c)Optionee is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions.

6.Restrictive Legends and Stop-Transfer Orders.

(a)Legends.  Optionee understands and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by the Company or by state or federal securities laws:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE SECURITIES ACT OR, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND A RIGHT OF FIRST REFUSAL HELD BY THE ISSUER OR ITS ASSIGNEE(S) AS SET FORTH IN THE EXERCISE NOTICE AND AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER.  SUCH TRANSFER RESTRICTIONS AND RIGHT OF FIRST REFUSAL ARE BINDING ON TRANSFEREES OF THESE SHARES.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER FOR A PERIOD OF TIME FOLLOWING THE

EFFECTIVE DATE OF THE UNDERWRITTEN PUBLIC OFFERING OF THE COMPANY’S SECURITIES SET FORTH IN AN AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF BY THE HOLDER PRIOR TO THE EXPIRATION OF SUCH PERIOD WITHOUT THE CONSENT OF THE COMPANY OR THE MANAGING UNDERWRITER.

(b)Stop-Transfer Notices.  Optionee agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c)Refusal to Transfer.  The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Exercise Notice or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

7.Successors and Assigns.  The Company may assign any of its rights under this Exercise Notice to single or multiple assignees, and this Exercise Notice shall inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer herein set forth, this Exercise Notice shall be binding upon Optionee and his or her heirs, executors, administrators, successors and assigns.

8.Interpretation.  Any dispute regarding the interpretation of this Exercise Notice shall be submitted by Optionee or by the Company forthwith to the Administrator, which shall review such dispute at its next regular meeting.  The resolution of such a dispute by the Administrator shall be final and binding on all parties.

9.Governing Law; Severability.  This Exercise Notice is governed by the internal substantive laws, but not the choice of law rules, of Delaware.  In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Exercise Notice shall continue in full force and effect.

10.

Entire Agreement.  The Plan and Option Agreement are incorporated herein by reference.  This Exercise Notice, the Plan and the Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and Optionee.

Submitted by:Accepted by:

OPTIONEEPROSPER MARKETPLACE, INC.

SignatureBy

Print NamePrint Name

Title

Address:Address:

Date Received

[Signature Page to Exercise Notice and Agreement]

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